EXHIBIT 99.2
News Release
Contact: Karin Demler, Investor Relations 615-263-3005
Corrections Corporation of America
Announces 3-For-2 Stock Split
NASHVILLE, Tenn., August 3, 2006 — Corrections Corporation of America (NYSE: CXW) (the “Company”) announced today that its Board of Directors has declared a 3-for-2 stock split in the form of a 50 percent stock dividend on its common stock. The stock dividend is payable on September 13, 2006 to stockholders of record on September 1, 2006. Each shareholder of record at the close of business on the record date will receive one additional share of the Company’s common stock for every two shares of common stock held on that date. Shareholders will receive cash in lieu of fractional shares. The stock split will increase the number of shares of common stock outstanding from approximately 40.3 million to approximately 60.4 million.
About the Company
The Company is the nation’s largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. The Company currently operates 65 facilities, including 40 company-owned facilities, with a total design capacity of approximately 72,500 beds in 19 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company’s facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company’s operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the
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CCA Announces 3-for-2 Stock Split
Company’s services and the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (iii) the Company’s ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations and as the result of inmate disturbances; (iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company’s control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (v) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.
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